UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 23, 2017

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information contained in Item 1.02 below is hereby incorporated by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

On December 11, 2013, VIVUS, Inc., or VIVUS or the Company, entered into a license and commercialization agreement, or the License Agreement, with Sanofi, and a supply agreement, or the Supply Agreement, with Sanofi Winthrop Industrie, a wholly owned subsidiary of Sanofi. The Supply Agreement terminated in accordance with its terms on June 30, 2015. On March 23, 2017, the Company and Sanofi entered into the Termination, Rights Reversion and Transition Services Agreement, or the Transition Agreement, effective February 28, 2017. Under the Transition Agreement, effective upon the thirtieth (30th) day following February 28, 2017, the License Agreement will terminate for all countries in the Sanofi Territory (as defined below) as a termination by Sanofi for convenience notwithstanding any notice requirements contained in the License Agreement. In addition, under the Transition Agreement, Sanofi will provide the Company with certain transition services in support of ongoing regulatory approval efforts while the Company seeks to obtain a new commercial partner or partners for the Sanofi Territory. The Company will pay certain transition service fees to Sanofi as part of the Transition Agreement.

Under the terms of the License Agreement, Sanofi received an exclusive license to commercialize and promote VIVUS’ drug avanafil for therapeutic use in humans in Africa, the Middle East, Turkey and the Commonwealth of Independent States, including Russia, or the Sanofi Territory. Under the terms of the Supply Agreement, VIVUS agreed to supply Sanofi Winthrop Industrie with avanafil tablets until June 30, 2015, or in the event the obligations of Mitsubishi Tanabe Pharma Corporation, or MTPC, to supply avanafil tablets to VIVUS were amended to extend beyond June 30, 2015 then until the expiration of the MTPC supply obligations as amended.

As previously reported on Form 8-K, on July 31, 2013, VIVUS entered into a Commercial Supply Agreement with Sanofi Chimie, a wholly owned subsidiary of Sanofi, pursuant to which Sanofi Chimie will manufacture and supply the active pharmaceutical ingredient for VIVUS’ drug avanafil. Further, as previously reported on Form 8-K, on November 18, 2013, VIVUS entered into a Manufacturing and Supply Agreement with Sanofi Winthrop Industrie, a wholly owned subsidiary of Sanofi, pursuant to which Sanofi Winthrop Industrie will manufacture and supply the tablets for VIVUS’ drug avanafil. The Transition Agreement does not affect the terms of these manufacturing and supply agreements.

Certain statements in this Current Report on Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. The Company does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2016 as filed on March 8, 2017, and periodic reports filed with the Securities and Exchange Commission.

Item 7.01.  Regulation FD Disclosure.

In a press release issued on March 27, 2017, VIVUS announced the termination of the License Agreement with Sanofi and the entry into the Transition Agreement with Sanofi. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by VIVUS, Inc. dated March 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, Inc.

Date: March 27, 2017	By:	/s/ John L. Slebir
John L. Slebir Senior Vice President, Business Development and General Counsel

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by VIVUS, Inc. dated March 27, 2017.